UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2010

KAHZAM, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-146344	26-0687353
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1515 SOUTH FEDERAL HWY. SUITE 100 BOCA RATON, FL		33432
Address of principal offices		Zip Code

Registrant’s telephone number including area code:   561-549-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The following current report under Section 13 or 15(d) of the Securities Exchange Act of 1934 is filed pursuant to Rule 13a-ll or Rule 15d-11:

Item 2.01            Completion of Acquisition or Disposition of Assets

On December 23, 2009, the Registrant entered into an Agreement to acquire 100% of the capital stock of TeCOUP.com, LLC, a Tennessee Limited Liability Company, in exchange for the issuance of 2,000,000 Shares of the Registrant’s Common Stock to the Members of TeCOUP.  The Closing of this transaction was completed on January 20, 2010, whereupon TeCOUP became a wholly-owned subsidiary of the Registrant.

Nashville-Based TeCOUP, provides SMS Text Coupon Messaging through its patient-pending delivery services. This technology provides their clients access to the next-generation of advertising, text messaging directly to target markets’ cell phones.
TeCOUP’s patent-pending delivery service employs “long code” technology, which is already approved for use on all 17 major US carriers. Long code technology allows any cell phone in the world equipped with SMS services to interact with TeCOUP’s database. This enables mobile consumers to enter a product or service category, or a merchant name – in 23 languages – and instantly receive any available discounts or coupons in the form of SMS text messages.

     This dynamic new interactive database also allows consumers to choose their coupons, choose their preferred store location and even have the location’s GPS coordinates or map directions sent directly to their phones. Consumers can also search for a product discount at their current location – for example, “Pizza 37027” – to instantly find the best and closest deals. Once a TeCOUP coupon is downloaded to a cell phone, consumers can redeem it – not just one time, but as many times as they wish until the offer expires – simply by displaying the message on their phone at the point of purchase.

No staff changes are anticipated as a result of this acquisition  and TeCOUP will continue operations from its Nashville offices, while Kahzam will continue operations from its Boca Raton, FL headquarters.   Jim Rinker, the founder and CEO of TeCOUP, will remain as CEO, and James Lindsey and J. Franklin Bradley have been appointed by the Registrant as Officers and Directors of TeCOUP.

Kahzam, Inc. is developing and offering a comprehensive platform of next-generation online search and portal services. The Kahzam platform features fully integrated multimedia content, social networking, e-commerce and advertising that can be customized to meet the diverse needs of individual Associations, Affinity Groups and other similar organizations, as well as their millions of individual members. The company is headquartered in Boca Raton, FL with additional offices in Phoenix, AZ and plans to establish offices in New York City, Los Angeles, Washington, D.C. and Chicago.

Kahzam maintains a vast index of Web sites and other online content that is freely available via the search engine to all Internet users. This automated search technology helps anyone obtain nearly instant access to relevant information from our extensive index.

EXHIBIT 99.1

AUDITED FINANCIAL STATEMENTS OF TeCOUP.COM LLC AND PRO FORMA FINANCIAL STATEMENTS OF THE REGISTRANT

SIGNATURES

Pursuant to the Requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED:                      January 25, 2010
KAHZAM, INC.

By:/s/ J. FRANKLIN BRADLEY
J. FRANKLIN BRADLEY
President